Exhibit 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P., OCM XB CBL-E HOLDINGS, LLC, OAKTREE CAPITAL HOLDINGS, LLC, BROOKFIELD OAKTREE HOLDINGS, LLC and OAKTREE CAPITAL GROUP HOLDINGS GP, LLC is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. The principal business address of each of BROOKFIELD CORPORATION and BAM PARTNERS TRUST is Brookfield Place, Suite 100, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3.

Name of Designated Filer: OAKTREE CAPITAL GROUP HOLDINGS, GP LLC

Date of Event Requiring Statement: April 24, 2024

Issuer Name and Ticker or Trading Symbol: CBL & ASSOCIATES PROPERTIES INC [CBL]

OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P.

By:	Oaktree Value Opportunities Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Opportunities Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OCM XB CBL-E HOLDINGS, LLC

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:.	Oaktree Fund GP I, L.P
Its:	Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE CAPITAL HOLDINGS, LLC

By:	Oaktree New Holdings, LLC
Its:	Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

BROOKFIELD OAKTREE HOLDINGS, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

BROOKFIELD CORPORATION

By:	/s/ Swati Mandava
Name:	Swati Mandava
Title:	Managing Director, Legal & Regulatory

BAM PARTNERS TRUST

By:	BAM Class B Partners Inc.
Its:	Trustee

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Secretary